UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported)      April 19, 2006
                                                      --------------------------

                             ESCALADE, INCORPORATED
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Indiana
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                 (State or Other Jurisdiction of Incorporation)

         0-6966                                            13-2739290
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(Commission File Number)                       (IRS Employer Identification No.)


            251 Wedcor Avenue, Wabash, Indiana                    46992
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          (Address of Principal Executive Offices)              (Zip Code)

                                 (260) 569-7208
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Agreement

Item 5.02(b) - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On April 19, 2006, C.W. (Bill) Reed informed the Board of Directors of Escalade, Incorporated ("Escalade") of his intent to retire from all positions with Escalade, its subsidiaries and affiliates (collectively, the "Company") effective July 17, 2006. In anticipation of his retirement and to facilitate the management transition, Mr. Reed retired as the President and Chief Executive Officer and as a member of the Board of Directors of Escalade, Incorporated effective as of April 19, 2006. Mr. Reed also withdrew his proposed nomination to be elected as a director of Escalade at Escalade's Annual Meeting of Stockholders to be held on April 22, 2006.

         In connection with Mr. Reed's retirement, Escalade and Mr. Reed entered into the Agreement attached hereto as Exhibit 10.1. The material terms of this Agreement provide that: (a) Mr. Reed will continue as a non-officer employee of the Company until his July 17, 2006 retirement date at his current salary; (b) the Company will pay to Mr. Reed cash in the aggregate amount of approximately $794,000 in installments in accordance with the Company's standard payroll procedures for the period commencing on his retirement date through April 16, 2009; (c) the Company will accelerate the vesting of all unvested stock options held by Mr. Reed as of July 17, 2006 and Mr. Reed may exercise any or all such options within the following 90 days; (d) the Company will provide continuing medical coverage pursuant to COBRA for Mr. Reed and his dependents for a period of eighteen months from the date of his retirement; (e) the Company will pay to Mr. Reed the total amount of his account balance in the Company's deferred compensation plan in two installments; (f) Mr. Reed has agreed to certain covenants in favor of the Company, including confidentiality and non-competition provisions; and (g) Mr. Reed and the Company have mutually released each other from any potential claims against the other, except as otherwise provided in the Agreement.

Item 5.02(c) - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On April 19, 2006, Escalade announced that its Board of Directors appointed Robert E. Griffin as Escalade's interim Chief Executive Officer pending the Board's selection of a more permanent successor to Mr. Reed. Also on April 19, 2006, the Board of Directors appointed Daniel A. Messmer as Escalade's Chief Operating Officer.

         Mr. Griffin, age 71, has been the Company's Chairman of the Board since 1999 and will continue in that role as well. He previously served as Escalade's Chairman and Chief Executive Officer from 1994 until his retirement as Chief Executive Officer in 1999. Prior to 1999, Mr. Griffin served as Escalade's Chief Executive Officer and President since 1976.

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

         Prior to being appointed Escalade's Chief Operating Officer, Mr. Messmer, age 52, joined Escalade Sports in 1976 and served as its President from 1996 until April 2005. Since April 2005, Mr. Messmer has served as President of Martin Yale. Mr. Messmer will continue to serve as President of Martin Yale in addition to his increased duties as Escalade's Chief Operating Officer. Both Escalade Sports and Martin Yale are subsidiaries of Escalade.

         Neither Mr. Griffin nor Mr. Messmer has any family relationship with any other executive officer or director of Escalade.


Item 8.01 - Other Events

         Effective as of April 19, 2006, Escalade's Board of Directors reduced the size of the Board to six directors as permitted pursuant to the terms of its Bylaws. Other than Mr. Reed, the nominees named in Escalade's proxy statement for the Annual Meeting of Stockholders to be held on April 22, 2006 will be nominated for those six board seats.

         Escalade issued the press release attached hereto as Exhibit 99.1 on April 19, 2006 announcing the executive management and Board of Directors changes described above.

Item 9.01 Financial Statements and Exhibits

         (c)    Exhibits

                Exhibit        Description
                -------        -----------

                10.1 Agreement dated April 19, 2006 by and between Charles William Reed and Escalade, Incorporated*

                99.1           Press release dated April 19, 2006

                * Denotes management contract.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 19, 2006                     ESCALADE, INCORPORATED

                                          By: /s/ TERRY D. FRANDSEN
                                              ----------------------------------
                                              Terry D. Frandsen, Vice President
                                              and Chief Financial Officer

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